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                               ADDENDUM TO LEASE

This ADDENDUM shall be fully, incorporated into that certain Lease Agreement dated Oct 31, 1995 by and between 1991 Exchange Limited Partnership ("Landlord") and Fingerhut Financial Services, Corporation, ("Tenant").


                                  WITNESSETH:

In consideration of the premises and other terms and conditions of the Lease, Landlord and Tenant mutually agree to the following modifications;

1.) FIRST RIGHT OF REFUSAL:            Tenant shall be given an on going
                                       first right of refusal to lease any
                                       space on the 5th floor that Landlord
                                       receives an offer on during the primary
                                       lease term and any extension/renewal
                                       thereof of the lease. The terms and
                                       conditions shall be the same as the
                                       primary lease term except the term
                                       shall be coterminous with the current
                                       lease and the Tenant finish allowance
                                       shall be based on the primary lease
                                       term and prorated for the remaining
                                       term of the lease. Tenant shall have
                                       (5) five business days to exercise its
                                       Right of First Refusal following
                                       receipt of Landlord's written notice.

2.) OPTION TO RENEW:                   Tenant shall have (3) three (1) one
                                       year renewal options at $10.50 per
                                       rentable square feet. Landlord shall
                                       provide a $2.00 per R.S.F. Tenant
                                       finish allowance for the first renewal
                                       to be used for improvements to the
                                       premises. Tenant's base year shall be
                                       adjusted for each renewal option to
                                       the calendar year the renewal option
                                       commences. The terms and conditions
                                       other than the rental rate and, Tenant
                                       finish allowance and escalation shall
                                       be the same as the primary lease term.

3.) TENANT FINISH
    ALLOWANCE:                         Landlord shall provide Tenant a Tenant
                                       Finish Allowance of $8.00 per R.S.F.
                                       This allowance shall be used first by
                                       Landlord to offset actual Tenant
                                       finish costs, and second to offset
                                       related costs incurred by Tenant, such
                                       as design, moving or installation of
                                       data/voice wiring. Any portions of the
                                       Tenant Finish Allowance remaining
                                       shall be retained by the Landlord.

4.) SIGNAGE:                           Landlord at its expense shall install
                                       building standard lobby and entrance
                                       door signage. Tenant shall have the
                                       right to place its company logo on the
                                       existing Tenant monument sign or any
                                       similar/comparable sign


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                                       should Landlord modify the existing
                                       sign. The Landlord shall have the
                                       right to approve final specifications
                                       of the sign. The cost of the sign
                                       shall be paid from the Tenant Finish
                                       Allowance.

5.) LEGAL ISSUES:                      Landlord shall be responsible to meet
                                       all applicable laws, codes, and
                                       regulations (e.g. zoning, life safety
                                       and ADA) for operation and permitting
                                       the premises for Tenant's proposed
                                       use. Landlord certifies to the best of
                                       its knowledge that there are no
                                       hazardous waste, asbestos, or toxic
                                       materials in amounts which exceed state, local or federal regulator guidelines or which violate any state, local or federal law or regulation.

6.) PARKING:                           Landlord shall designate a parking
                                       area as shown or attached Exhibit "C".
                                       Tenants employees shall park in the
                                       designated area with such designated
                                       area not to be smaller than a 4 to
                                       1000 rentable square feet leased
                                       ratio. Additional parking requirements
                                       for the use of Tenant shall be in the
                                       Building's general parking area on a
                                       non-reserved non-exclusive basis.

Agreed to and Accepted

Landlord:  1991 Exchange Limited Partnership

By: /s/ [ILLEGIBLE]          Date  11-1-95
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Tenant:  Fingerhut Financial Services, Corporation

By: /s/ Ronald N. Zebeck     Date  Oct 31, 1995
   ----------------------          -----------------


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